EXHIBIT 10.80

                                UNOCAL/FOREST OIL

                               ALIGNMENT AGREEMENT

                      TRADING BAY FIELD / TRADING BAY UNIT

         This Agreement is made and entered into effective as of the 1st day of January, 2002 (the "Effective Date"), by and among Forest Oil Corporation ("Forest"), a Now York Corporation and Union Oil Company of California ("Unocal"), a California Corporation, being referred to collectively herein as "Parties" or individually as "Party."

IT BEING THE FACT THAT:

         1. Forest and Unocal each hold Working Interests in a State of Alaska oil and gas lease In the Trading Bay Field ("TBF") in the Cook Inlet area of Alaska, such lease being herein referred to as the "TBF Lease," which is depicted on Exhibit "A" hereto and thither described in Exhibit "W hereto;

         2. Forest and Unocal each hold Working Interests in State of Alaska oil and as leases in the Trading Bay Unit ("TBU") in the Cook Inlet area of Alaska, such leases being herein referred to as the "TBU Leases," which are depicted on Exhibit "A" hereto and further described in Exhibit "B" hereto, and in the Trading Bay Production Facility (TRPF),

         3. Forest and Unocal desire to align their respective Working Interests relative to all Production and Costs in the Trading Bay Field and all Production and Costs relative to all interests (excluding the Grayling Gas Sands) in the Trading Bay Unit, as provided in this Agreement. so as to create an area of common lease interests.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, Forest and Unocal hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         For the construction and interpretation of this Agreement, the following capitalized terms shall have the meaning as set forth next to each such term hereinbelow. All capitalized terms not defined in this Agreement shall have the meaning given them in the Trading Bay Field Joint Operating Agreement or the Trading Bay Unit operating Agreement, respectively.

1.1 ABANDONMENT means the plugging of wells and the dismantling and removal of all equipment and facilities (unless otherwise properly and finally directed by a government agency of competent jurisdiction), including without limitation, the following equipment and facilities: platforms, facilities, buildings, pipelines, gravel pads, roads, airstrip, surface equipment, and gravel pits. A drill site or operational area, such as a central processing facility, shall be deemed to be abandoned once all wells are plugged and abandoned in agreement with the AOGCC, and all lines, equipment, pads, roads, and landing strips are removed in agreement with the land owner and applicable agencies. Abandonment shall include restoration required by applicable leases. laws and agreements, except to the extent that such activities constitute "Environmental Remediation" as defined herein. Abandonment Includes the closure of reserve pits. Abandonment shall not include: (1) the abandonment of a well bore to be replaced by another well bore within 500 feet of the original bottomhole location, where such abandonment is required by mechanical failure or regulation; (2) the removal of equipment or facilities for replacement during ongoing operations; (3) activities associated with a change of use of a well, facility or operational area for the benefit of the TBF or TBU Working Interest owners prior to the termination of Field or Unit Operations;

or (4) abandonment of a producing zone in preparation for the redrilling or recompletion of a well in a prospective horizon.

1.2 ENVIRONMENTAL REMEDIATION means the containment, removal and/or other mitigation of oil, hazardous substances, or other contaminants from water, the ground or gravel pads or the taking of other actions as is necessary to (a) comply with laws, regulations and lawful directives of government agencies of competent jurisdiction, and (b) minimize or mitigate damage to real property, water (including without limitation ocean, surface and ground water), air, people, wildlife and fish, and such resources as are managed by the United States, State of Alaska, and local governments. Environmental Remediation includes reserve pit closures.

1.3 RELATIVE INTERESTS means the following relative Working Interests as between Unocal and Forest in all Pool's or WIPA's presently established or to be established, excluding the Grayling Gas Sands and Grayling Gas Sands WIPA in the TBU: Unocal - 53.20%; Forest - 46.80%. These Relative Interest ownership percentages were derived pursuant to the terms and provisions of the Trading Bay Unit Operating Agreement and the Trading Bay Field Joint Operating Agreement.

1.4 TBF LEASE means the lease set forth and identified as such in Exhibit "B," which is the only lease in the Trading Bay Field.

1.5 TBFJOA means the Trading Bay Field joint Operating Agreement, entered into June 12, 1996, as amended.

1.6 TBPF means the Trading Bay Production Facility which is that assemblage of lands (including the and leased lands, appurtenant rights of way and easements), and appurtenant pipelines and equipment and facilities located on the west side of Cook Inlet and operated in support of the Trading Bay Unit and Trading Bay Field.

1.7 TBU LEASES means the collective group of leases identified in Exhibit "B," which includes all the leases in the Trading Bay Unit.

1.8 TBUA means the Trading Bay Unit Agreement, entered into the 6th day of February 1967, as amended.

1.9 TBUOA means the Trading Bay Unit Operating Agreement, effective the 6th day of February 1967, as amended.


                                    ARTICLE 2

                                      SCOPE

2.1 The Parties agree to align all of their respective Working Interests in the TBF Lease, the TBU Leases (except the Grayling Gas Sands and Grayling Gas Sands WIPA) and appurtenant lands, facilities, platforms, pipelines and tangible equipment particularly including the Trading Bay Production Facility. With regard to the Steelhead Platform in the Trading Bay Unit, all slots are owned by the Grayling Gas Sands owners, except for oil slots previously purchased by the oil owners of the Trading Bay Unit. Previously purchased oil slots will be aligned consistent with the Parties Relative Interests and the terms of this Agreement. All other slots remain owned by the Grayling Gas Sands owners.

2.2 Except as otherwise provided in this Agreement, the TBFJOA and TBUOA, including all Amendments and Supplements thereto, shall remain in full force and effect.


                                    ARTICLE 3

                                    EXHIBITS

The following Exhibits, are attached to and incorporated into this Agreement:

         Exhibit "A" Map showing location of TBF, TBU and TBpF

         Exhibit "B" Legal Descriptions of TBF Lease, TBU Leases and TBPF.


                                    ARTICLE 4

        WORKING INTEREST ALIGNMENT, PRODUCTION AND REVENUE PARTICIPATION

         Commencing on the Effective Date, Unocal's and Forest's Working Interests in the TBF, TBU, and TBPF shall be held in accordance with each party's Relative Interests such that all Production and Costs from the TBF and TBU (excluding Grayling Gas Sands and Gray/mg Gas Sands WIPA) shall be allocated 53.20% for Unocal and 46.80% for Forest. Any other revenue derived from TBF, TBU and TBPF assets shall be similarly apportioned.

                                    ARTICLE 5

                               COST PARTICIPATION

5.1 GENERAL. Commencing on the Effective Date, the Costs of all operations related to the TBF, TBU, and TBPF shall be allocated between the Parties in the percentage of each Party's Relative Interests. This shall apply to all such Costs due on or after the Effective Date, regardless of when they were incurred.

5.2 ABANDONMENT. Commencing on the Effective Date, the Costs of all Abandonment operations in the TBP, TBU, or TBPF due on or after the Effective Date, regardless of when they were incurred, shall be allocated between the Parties in the percentage of each Party's Relative Interests.

5.3 ENVIRONMENTAL REMEDIATION. Commencing on the Effective Date, the Costs of all Environmental Remediation for the TBF, TBU, and TBPF due on or after the Effective Date, regardless of when they were incurred, shall be allocated between the Parties in the percentage of each Party's Relative Interests.


                                    ARTICLE 6

                                     VOTING

6.1 GENERAL. For operations conducted pursuant to the TBFIOA and the TBUOA, the Parties chargeable with the Costs of such operation shall have the right to vote thereon in proportion to their Relative Interests.

                                    ARTICLE 7

                                     CLAIMS

         Forest and Unocal hereby waive, release and dismiss any Production, revenue, and Cost participation claims against each other, related to any current dispute, known or unknown, disclosed or undisclosed, whether greater or lesser in size than any party initially believed, arising from Trading Bay Field or Trading Bay Unit operations, transactions or agreements pre-dating this Agreement.

                                    ARTICLE 8

                             EFFECTIVE DATE AND TERM

         This Agreement is effective upon the Effective Date. This Agreement represents a covenant running with the land and shall remain in full force and effect until termination or expiration of all leases in the Trading Bay Field and the Trading Bay Unit, and Abandonment and Environmental Remediation of the TBF, TRU and TBPF.

                                    ARTICLE 9

                                  MISCELLANEOUS

9.1 AMENDMENT. This Agreement shall only be amended upon the mutual written consent of the Parties.

9.2 AUTHORITY OF THE PARTIES. The Parties hereto each represent and warrant to the other that they have the hill power and authority to execute this Agreement.

9.3 CONFLICTS. As among the Parties, if there is a conflict between the terms of this Agreement and the TBUA, TBJOA, or the TBUOA, including any Amendments and Supplements thereto, this Agreement shall control.

9.4 COUNTERPART EXECUTION. This Agreement may be executed in counterparts and all counterparts taken together shall have the same effect as if all Parties had signed the same instrument.

9.5 ENFORCEABILITY. If any portion or provision of this Agreement or any Exhibit hereto is deemed, by any court or governmental agency with jurisdiction, to be invalid or not enforceable, the Parties agree that such invalidity or unenforceability of such provision or Exhibit shall in no way affect the validity or enforceability of any other portion, provision, or Exhibit of this Agreement.

9.6 GOVERNING LAW. This Agreement, the relationship, rights, and obligations of the Parties, and all other instruments executed by the Parties in furtherance of the transactions contemplated hereby, shall be governed and interpreted in accordance with the laws of the State of Alaska. It is further agreed that any conflict of law doctrine, which may direct or refer determination of any such matter to the law of any other jurisdiction shall not be utilized by the Parties.

9.7 HEADINGS FOR CONVENIENCE. The headings and captions of this Agreement are for convenience and reference only and shall not be considered in interpreting the provisions hereof.

9.8 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be covenants running with the lands, leases, and interests covered hereby, and shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the Parties hereto.

IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date by and between the Parties.

UNION OIL COMPANY OF CALIFORNIA


/s/ Kevin A. Tabler
----------------------------------
Kevin A. Tabler
Attorney-in-Fact


Date: December 26, 2001


                             FOREST OIL CORPORATION


/s/ Gary Carlson
----------------------------------
Gary Carlson
Senior Vice President

Date: Dec 27, 2001